UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: October 9, 2019

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA     94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company  □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 5.07     Submission of Matters to a Vote of Security Holders.

On October 9, 2019, NovaBay Pharmaceuticals, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”), at which the Company’s stockholders considered two (2) proposals, each of which is described in more detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on September 13, 2019. There were 25,201,850 outstanding shares entitled to vote and there were 13,365,211 shares present in person or by proxy at the Special Meeting, representing fifty-three and 03/100 percent (53.03%) of the shares outstanding and entitled to vote. The voting results are presented below.

1.           To approve both (i) the conversion of 2,700,000 shares of our Series A Convertible Preferred Stock, par value $0.01, into 2,700,000 shares of our common stock, par value $0.01, and (ii) the 2,700,000 shares of our common stock that may be issued upon the exercise of 2,700,000 warrants granted to the purchasers of the Series A Convertible Preferred Stock, in accordance with the stockholder approval requirements of NYSE American LLC Company Guide Section 713(a). The results were as follows:

For	Against	Abstain	Broker Non-Vote
12,939,356	373,729	52,126	0

2.           To adjourn the Special Meeting, if necessary or appropriate, to establish a quorum to permit further solicitation of proxies if there are not sufficient votes cast at the time of the Special Meeting in favor of Proposal One. The results were as follows:

For	Against	Abstain	Broker Non-Vote
12,914,004	389,542	61,665	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin Hall
Justin Hall
President & Chief Executive Officer and General Counsel

Dated: October 10, 2019